UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

Yinfu Gold Corp.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

713 Prudential Tower, The Gateway, Harbour City, 21 Canton Road,

Tsimshatsui, Kowloon, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

852 2251 1695

Registrant’s telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:   Entry into a Material Definitive Agreement

On July 26, 2012, the Board of Directors of Yinfu Gold Corporation, (the “Company”) entered into a definitive agreement to acquire a 100% interest in the Abbots Brook Gold Claim, located in Labrador, in the Province of Newfoundland, Canada.

The concession, consisting of 3 claims valid for 5 years, has been staked by Anser Enterprises Co. However, a mineral exploration license may be held for twenty years provided the required annual assessment work is completed and reported upon and the mineral exploration license is renewed every five years.

The Company is acquiring the three claims for $25,000 and five million restricted shares. Yinfu will engage its geological team to begin gathering all of the necessary information and commence work on the property. This information will be used towards completion of a NI 43-101 report.

The property was discovered as the result of a regional reconnaissance program carried out by Noranda Exploration Company Limited, in 1986. The initial eighty (80) claims of the former Salmon River Claim Group were staked in February 1986 after preliminary prospecting, geochemical sampling and geological mapping.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description

10.21	Sale & Purchase Agreement to Acquire 100% interest in the Abbots Brook Gold Claim dated July 26, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2012

YINFU GOLD CORPORATION

/s/ Tsap Wai Ping
Tsap Wai Ping
President, Chief Executive Officer, Director

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